Exhibit 10.2

EPIQ SYSTEMS, INC.

NON-QUALIFIED INDUCEMENT STOCK OPTION AGREEMENT

THIS NON-QUALIFIED INDUCEMENT STOCK OPTION AGREEMENT (“Agreement”) is made as of the date of that certain Notice of Grant of Non-qualified Inducement Stock Option (the “Notice”), which is attached and is made a part of this Agreement, and is by and between Epiq Systems, Inc., a Missouri corporation (the “Company”), and you (the “Employee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted the Epiq Systems, Inc. 2015 Inducement Award Plan (the “Plan”);

WHEREAS, the Plan provides for granting of non-qualified stock option awards to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company pursuant to Rule 5635(c)(4) of the NASDAQ Listing Rules;

WHEREAS, the Employee has executed an employment agreement and/or offer letter (the “Employment Agreement”) with the employing company specified in the Employment Agreement (the “Employer”);

WHEREAS, as an inducement for the Employee to enter into the Employment Agreement, the Committee, or its delegate, has agreed to grant to the Employee the right and option (the “Option”) to purchase all or any part of an aggregate number of shares of common stock of the Company (the “Stock”) as reflected in the Notice, which is attached and is made a part of this Agreement; and

WHEREAS, the Employee desires to accept the aforementioned option to purchase the Stock in accordance with the terms and conditions of the Plan and this Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

SECTION 1	GRANT OF OPTION.

The Committee, or its delegate, hereby grants as of                      (the “Grant Date”) to the Employee the Option to purchase all or any part of an aggregate of the number of shares of Stock as reflected on the Notice (such number being subject to adjustment as provided in Section 11 hereof) (the “Option Shares”) on the terms and conditions set forth herein and in the Plan. This Option is a non-qualified stock option.

SECTION 2	PURCHASE PRICE.

The purchase or exercise price of the Option Shares shall be as reflected on the Notice, which price represents not less than one hundred percent (100%) of the Fair Market Value (as defined in Section 14 hereof) of a share of Stock as of the Grant Date as determined by the Committee or its delegate. The purchase price is subject to adjustment as provided in Section 11 hereof.

SECTION 3	MEDIUM OF PAYMENT.

The parties agree that full payment of the purchase price for the Option Shares and any taxes referred to in Section 13 below shall be payable, to the extent allowed by law, either: (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds); (ii) by delivery of outstanding mature shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options exercised; (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of shares of Stock acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; (iv) by authorizing the Company to withhold from issuance a number of mature shares of Stock issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised; or (v) by any combination of the foregoing. Such shares of Stock shall be valued at their Fair Market Value on the date the Option is exercised in accordance with the terms of this Agreement.

For purposes of clause (ii) and (iv) above, “mature shares” shall mean those shares of Stock tendered or withheld, as the case may be, in payment of the exercise price (provided that such tendered/withheld shares of Stock have not been subject to any substantial risk of forfeiture) that have been owned by Employee for at least six (6) months prior to the date of exercise.

SECTION 4	OPTION TERM AND TERMINATION.

(a)	No part of the Option shall be exercised after ten (10) years from the Grant Date.

(b)	All rights to exercise the Option hereunder shall be either terminated or forfeited in accordance with the following provisions, subject to immediate termination of any portion of the Employee’s Option that has not vested on or before Employee ceases for any reason to be a director, officer, or employee of the Company and any Subsidiary:

(i)	Death or Disability. If the Employee ceases to be a director, officer or employee of the Company and any Subsidiary due to death or Disability (as defined herein), (A) all of the Employee’s Option Shares that were exercisable on the date of death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of one (1) year from the date of such death or Disability, but in no event after the expiration date of the Option Shares; provided that, in the case of Disability, the Employee does not engage in Competition (as defined herein) during such one year period unless the Employee received written consent to do so from the Board of Directors or the Committee, and (B) all of the Employee’s Option Shares that were not exercisable on the date of death or Disability shall be forfeited immediately upon such death or Disability; provided, however, that such Option Shares may become fully vested and exercisable in the discretion of the Committee.

(ii)	Retirement. If the Employee ceases to be a director, officer or employee of the Company and any Subsidiary upon the occurrence of his or her Retirement (as defined herein), (A) all of the Employee’s Option Shares that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of ninety (90) days after the date of Retirement, but in no event after the expiration date of the Option Shares; provided that the Employee is not in breach of the Employment Agreement and/or Employee does not engage in Competition during such ninety (90) day period unless the Employee receives written consent to do so from the Board of Directors or the Committee, and (B) all of the Employee’s Option Shares that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Option Shares may become fully vested and exercisable in the discretion of the Committee.

(iii)	Discharge for Cause. If the Employee ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause (as defined herein), or if the Employee does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Employee’s Option Shares shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)	Other Termination. Unless otherwise determined by the Committee, if the Employee ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the Employee’s Option Shares that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of thirty (30) days after the date of such cessation, but in no event after the expiration date of the Option Shares; provided that the Employee does not engage in Competition during such thirty (30) day period unless the Employee receives written consent to do so from the Board of Directors or the Committee, and (B) all of the Employee’s Option Shares that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v)	Black-out Periods. If there is a blackout period under Section 5 (“Confidential Information, Disclosure and Insider Trading”) of the Company’s Code of Business Conduct and Ethics, Insider Trading Policy, or similar Company policy, additional Committee-imposed blackout period, or applicable law that prohibits the buying or selling of shares during any part of the ten-day period before the expiration of any Option based on the termination of Employee’s service (as described above), the period for exercising the Options shall be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision within this Agreement, no Option shall ever be exercisable after the expiration date of its original term as set forth in the Notice and this Agreement.

(vi)	Definitions. For purposes of this Agreement, and except as may be defined in the Plan or the Employee’s Employment Agreement, the following terms shall have the meanings set forth below:

(1)	“Cause” means the occurrence of one or more of the following events:

(a)	Conviction of a felony or any crime or offense lesser than a felony involving fraud, embezzlement, dishonestly, moral turpitude or the property of the Company or a Subsidiary; or

(b)	Conduct that has caused, or should have reasonably been expected to cause, demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

(c)	Refusal to perform or substantial disregard of material duties properly assigned, as determined by the Company; or

(d)	Breach of duty of loyalty to the Company or Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary, including any unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Employee owes an obligation of nondisclosure as a result of his or her relationship with the Company.

(2)	“Competition” is deemed to occur if the Employee whose employment with the Company or its subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any subsidiaries.

(3)	“Disability” means a disability that would entitle the Employee to payment of monthly disability payments under any Company long-term disability plan, or as otherwise determined by the Committee.

(4)	“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

SECTION 5	TIME OF EXERCISE.

(a)	The Option Shares or any installment of the Option Shares will be fully vested on such dates as reflected in the Notice.

(b)	The Option Shares or any installment of the Option Shares, as described in (a) above, which have become exercisable, may be exercised at any time and from time to time so long as the term of the Option Shares or such installment thereof has not expired and subject to Section 4, as to all or any part thereof; provided that the Option Shares may not be exercised for a fractional share of Stock.

(c)	Notwithstanding anything to the contrary set forth in Section 5(a) above and subject to Section 4, if there is a Change in Control (as defined herein) while the Employee is employed by Employer or a Subsidiary, all of the Employee’s Option Shares shall become fully vested and exercisable upon such Change in Control and shall remain so until the expiration date of the Option Shares, whether or not the Employee is subsequently terminated.

For purposes of this Agreement, the following terms shall have the meanings set forth below:

(1)	“Change in Control” means the consummation of an event constituting one of the following:

(a)	if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended or any successors thereto is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(b)	during any period of two (2) consecutive years, a majority of the Board ceases to be constituted by individuals who either (A) at the beginning of such period constituted the Board, or (B) thereafter became new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved; or

(c)	a merger or consolidation of the Company with any other entity in which the Company is not the surviving entity (in each case, the surviving entity of such merger or consolidation shall be the New Employer, as defined below), other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(d)	the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

(2)	“New Employer” means the employer of Employee, or the parent or a subsidiary of such employer, immediately following a Change in Control.

SECTION 6	METHOD OF EXERCISE AND ISSUANCE OF SHARES.

(a)	Each exercise of the Option Shares, or all or any portion of an installment thereof, shall be by written notice of exercise delivered to the Chief Executive Officer, President or Chief Financial Officer of the Company at the Company’s principal place of business specifying the number of shares of Stock to be purchased and accompanied by payment in the manner elected in Section 3 hereof.

(b)	As soon as practicable after any such exercise in accordance with the foregoing provisions, the Company shall deliver or cause to be delivered certificate(s) to the Employee representing the Stock which relates to such exercise.

SECTION 7	NONTRANSFERABILITY.

The Option, and all rights and privileges hereunder, shall be non-assignable and nontransferable by the Employee, either voluntarily or by operation of law except (i) by will, or (ii) by operation of the laws of descent and distribution, or (iii) to Employee’s Family Member by gift or a qualified domestic relations order.

SECTION 8	SHARE AUTHORIZATIONS, CONSENTS, ETC.

The Company, during the term of the Option, will have a sufficient number of shares of Stock authorized to satisfy this Option. The Company will seek to obtain from each regulatory commission or agency having jurisdiction, such authority as may be required to issue and sell Stock to satisfy the Option. The inability of the Company to obtain from any such regulatory commission or agency authority, which counsel for the Company deems necessary for the lawful issuance and sale of the Stock to satisfy the Option, shall relieve the Company from any liability for failure to issue and sell stock to satisfy the Option until such time as such authority is obtained.

SECTION 9	INVESTMENT REPRESENTATIONS.

The Employee may be required, if it is deemed necessary in the opinion of counsel of the Company, to represent to the Company at the time of exercise that it is the Employee’s intention to acquire the Stock for Employee’s private investment only and not for resale or distribution to the public. The Company may stamp any certificate representing such Stock with a legend to the effect that such Stock has not been registered under the Securities Act of 1933 and that it may not be sold or transferred until so registered, or until an opinion of counsel satisfactory to the Company is received to the effect that such registration is not necessary. In the event that any Stock issued pursuant to this Agreement is registered under the Securities Act of 1933, as amended, then the investment representations and restrictions imposed pursuant to federal securities law shall automatically be inoperative with respect to such Stock. Nothing herein shall be deemed to obligate the Company to so register any of such Stock.

SECTION 10	RIGHTS AS STOCKHOLDER.

The Employee shall have no rights as a stockholder with respect to any Stock issuable pursuant to this Option until the certificate(s) representing such Stock shall have been issued and delivered to the Employee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Stock certificate(s) is delivered to the Employee.

SECTION 11	CHANGES IN CAPITAL STRUCTURE.

(a)	The Option granted hereunder shall be subject to adjustment by the Committee as to the number and price of shares subject to such Option in the event of changes in the outstanding shares of Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Grant Date. In the event of any such change in the outstanding shares of Stock, the aggregate number of Option Shares, which remain outstanding, and the exercise price thereof, under this Agreement shall be equitably adjusted by the Committee, whose determination shall be conclusive.

(b)	Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the shares of Stock then subject to Option granted hereunder.

(c)	Without limiting the generality of the foregoing, the Option granted hereunder shall not affect in any manner the right or power of the Company to make, authorize, or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Stock subject to Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

SECTION 12	CONTINUATION OF EMPLOYMENT.

Nothing herein shall confer upon the Employee any right to continued employment, if applicable, or interfere with the right of the Company or a Subsidiary to terminate Employee’s employment at any time, for any reason.

SECTION 13	TAX TREATMENT AND WITHHOLDING TAXES.

The Company intends that the Option will be considered a non-statutory stock option under the Internal Revenue Code of 1986, as amended. The Employee understands and agrees that, at the time any tax withholding obligation arises in connection with the exercise of the Option, the Company may withhold, in Stock if a valid and irrevocable election applies under this Section 13 or in cash from payroll or other amounts the Company owes or will owe the Employee, any applicable withholding, payroll and other required tax amounts due upon such exercise. Such tax withholding may be made by any means permitted under the law and as may be approved by the Committee. In the absence of the satisfaction of tax obligations, the Company may refuse to issue the Option Shares. Unless otherwise determined by the Committee or its delegate in their sole discretion and unless otherwise prohibited by law, the Employee (or his or her guardian, legal representative or successor) may, in the manner determined by the Committee or its delegate, irrevocably elect in writing on a Company designated form to satisfy any income tax withholding obligation in connection with the Option exercise by requesting the Company to retain whole Stock which would otherwise have been issued, which Stock shall not belong to the Employee upon such retention. If withholding is not effected by the Company for any reason at the time of the taxation event, then the Employee agrees to pay the Company any withholding amounts due within the deadline imposed by the Company.

If, within the deadline imposed by Company, the Employee has not paid any withholding amounts due or has not elected, if allowed by the Committee or its delegate in their sole discretion, whether to have Stock retained for taxes or to pay cash for the tax withholding, then the Company may, at its sole discretion (a) retain whole Stock which would otherwise have been issued (including without limitation withdrawal of Stock that had previously been placed into the Employee’s book entry account), (b) deduct such amounts in cash from payroll or other amounts the Company owes or will owe the Employee, or (c) effect some combination of Stock retention and cash deduction.

The foregoing is not intended as tax advice to the Employee. The Employee should consult the Employee’s own tax advisor.

SECTION 14	FAIR MARKET VALUE.

As used herein, the Fair Market Value shall be the officially quoted closing selling price of the Stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Stock is then listed for trading (including for this purpose the NASDAQ Global Select Market) (the “Market”) for the applicable trading day or, if the Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Stock determined in good faith by the Committee; provided, however, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

SECTION 15	GOVERNING LAW.

This Agreement shall be subject to, and governed by, the Laws of the State of Missouri irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state or country.

SECTION 16	CONSTRUCTION.

This Agreement, together with the Plan, contains a complete statement of all the arrangements between the Company and Employee with respect to its subject matter. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted. Capitalized terms not defined herein have the meanings assigned to them in the Plan.

SECTION 17	BINDING EFFECT.

This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 18	THE PLAN.

The Option is subject to, and the Company and the Employee agree to be bound by, all of the terms and conditions of the Plan as the same shall be amended from time to time in accordance with the terms thereof, but, unless otherwise provided by the Plan, no such amendment shall adversely affect the Employee’s rights under this Award, without his or her consent. Pursuant to the Plan, the Board or the Committee, as the case may be, has final authority to construe and interpret the provisions of the Plan and this Agreement. A copy of the Plan in its present form is available for inspection by the Employee during business hours at the principal office of the Company.

Notice of Grant of Non-qualified Stock Options

and

Non-qualified Inducement Stock Option Agreement

[INSERT NAME]	Award number:
[INSERT ADDRESS]	Plan:
ID:
	Company:	Epiq Systems, Inc. ID: 48-1056429 501 Kansas Avenue Kansas City, KS 66105-1309

Effective                     , you have been granted a nonqualified inducement stock option to buy                  shares of Epiq Systems, Inc.’s (the Company) common stock at $         per share.

The total option price of the shares granted is $        .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration
On Vest Date
On Vest Date
On Vest Date
On Vest Date

By your signature and the Company’s signature below, you and the Company agree that these Non-qualified Inducement Stock Options are granted under and governed by the terms and conditions of the Epiq Systems, Inc. 2015 Inducement Award Plan and that certain Epiq Systems, Inc. Non-qualified Inducement Stock Option Agreement, which is attached hereto and made a part hereof.

Epiq Systems, Inc.	Date

[INSERT NAME]	Date